Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated September 20, 2010 on the financial statements of the Columbia Short-Term Cash Fund of the Columbia Funds Series Trust II included in the Annual Report for the period ended July 31, 2010, as filed with the Securities and Exchange Commission in Amendment No. 22 to the Registration Statement (Form N-1A, No. 811-21852) of the Columbia Funds Series Trust II.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 7, 2011